EXHIBIT 10.3


                                ZIEGLER-PERU, INC
                                  OIL PRODUCER





April 19, 2006


Radial Energy, Inc.
Mr. G. Leigh Lyons, President

Re:  Huaya Anticline Project - Letter of Intent

Dear Leigh:

The Ziegler-Peru, Inc. ("ZPI") proposes that Radial Energy, Inc. ("Investor") participate in this Project as follows, and by agreement hereto Radial Energy, Inc. intends to participate in this Project under the following terms:

1.   The Concession  Agreement  holder,  Compania  Consultora De Petroleo,  S.A.
     ("CCP") in Lima, Peru will be the Operator the Huaya Anticline Area of Block 100 ("the Project"). A Joint Operating Agreement ("JOA") will be signed which gives CCP, Investor, and ZPI votes based on a yet to be negotiated format similar to the ZPI Draft attached as Exhibit A for the Voting Procedures section, which establishes an Operating Committee with significant voting power in Investor and ZPI as minority owners. ZPI provided a Draft AIPN 1995 Model Form International Operating Agreement to Radial a few days ago. See Exhibit A, Section 5.9 for Voting Procedures (draft).

2. Investor will acquire a 20% working interest and 18% revenue interest (base royalty, depending on production rate) in the Project for a payment to CCP, on behalf of ZPI, of US$ 600,000 on May 5, 2006 at Closing. This payment is to acquire the interest in the Project, with this cash also covering expenses of CCP other than items acquired for the project and expended by ZPI for the drilling rig, drilling, casing, tubing, wellhead equipment and similar items for the first well (Obligation Well One) or for the Project. The expenses to be paid by CCP for the Project startup and for Obligation Well One as part of the US$ 600,000 in this payment includes such items as surface property settlements, roads, Obligation Well One location, drilling


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April 19, 2006
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     fluids,  mud logging while drilling,  open hole logging,  cased hole logging, cementing, running casing, and supervision, which total CCP AFE totals over US$ 600,000 for these items for Obligation Well One (again, does not include drilling rig cost and pipe/wellhead, etc., as set forth above and the Equipment Acquisition Budget process set forth below).

3. Investor shall, with an Equipment Acquisition Budget form presented by ZPI, fund monthly, beginning on May 5, 2006, the costs to acquire and transport a drilling rig, bulldozer, casing, and related equipment, with the total cost to Investor through the drilling, testing, and evaluation of Obligation Well One being US$ 1,650,000 for the items in paragraph 2. above and this paragraph 3. paid to CCP and ZPI, as indicated in this LOI, in total. It is estimated that the first Equipment Acquisition Budget on May 5, 2006 will be US$ 300,000. Any amount not paid for a total of US$ 1,650,000 by the day Obligation Well One is spudded will be paid by Investor to ZPI on that day.

4. The interest of Investor will be reduced proportionately for any part of the balance of the total of US$1,650,000 not paid on the date the well is spudded as this payment and procedure is set forth in the paragraph above.

5. Investor will have the option to decide whether to continue or withdraw from the Project after Obligation Well One is drilled, tested, and evaluated. See the decision procedure set forth in attached at Exhibit A Sections 6.1, 6.2, and/or 6.(draft) of the 1995 AIPN Joint International Operating Agreement section.

6. If Investor decides to continue in the Project after Obligation Well One, Investor will pay ZPI US$ 1,650,000 within ten (10) days of being given information and a recommendation by the Operator to proceed as under
     Section 6.1 of the Draft JOA. This payment will be for the drilling, testing and evaluation of Obligation Well Two and Obligation Well Three, and for production equipment, metering and measurement provisions for production, production testing and evaluation, and a pipeline to and a loading connection at the Ucayali River. It is planned that the production equipment and pipeline will be started essentially when/while Obligation Well Two and Obligation Well Three are being drilled so cash flow will be generated from Obligation Well One during this period, and so the field can also continue production from Obligation Well Two and Obligation Well Three as soon as they are completed. See again Exhibit A, Sections 6.1, 6.2, and 6.3.


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April 19, 2006
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7.   After the work described  above for Obligation Well Two and Obligation Well
     Three, Investor will again decide whether it will go forward or not. Investor will bear its 20% WI share of the development and operation of the Project if it proceeds.

8. It is the goal of CCP to begin the drilling of Obligation Well One as soon as possible with September 1, 2006 as a self-imposed latest planned date, and CCP and ZPI will work diligently to achieve that goal.

9. The drilling rig and related equipment acquired will be owned by the Joint Operation/Project after Obligation Well Three is drilled and the decision is made for the Project to go forward to development. The drilling rig and related equipment is part of Investor's payment for the interest in the Project, but if all of the owners of the Project agree to withdraw before proceeding to development of the Project after Obligation Well Three, the rig and related equipment will be sold by CCP for a reasonable amount and Investor will receive 67% of the proceeds and ZPI will receive 33% of the proceeds.

10.  Conditions Precedent to Investor's Obligations:

     Each and every obligation of Investor to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

     10.1 Truth of Representations and Warranties. The representations and warranties made by ZPI in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the Closing date with the same effect as though such representations and warranties had been made or given on and as of the Closing date.

     10.2 Performance of Obligations and Covenants. ZPI and CCP shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

     10.3 Officer's Certificate. Investor shall have been furnished with a certificate (dated as of the Closing date and in form and substance reasonably satisfactory to Investor), executed by an executive officer of ZPI and CCP, respectively, certifying to the fulfillment of the conditions specified in subsections 10.1 and 10.2 hereof.


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     10.4 No Material  Adverse  Change.  As of the closing  date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of ZPI or CCP to conduct their respective business or the earning power thereof, as contemplated herein.

     10.5 Opinion of Counsel. ZPI and CCP shall provide an opinion of counsel opining as to the usual and customary matters of law covered under similar transactions and parties.

     10.6 Investor shall have completed its due diligence regarding the Project and matters related thereto, all in the discretion of Investor, and provided written notice thereof to ZPI.

     10.7 The parties shall have met, face to face, and negotiated to their mutual satisfaction and agreement, a JOA.

     10.8 In the event any of the representations made by ZPI or CCP are false or misleading, ZPI and CCP shall reimburse Investor for any and all reasonable costs, expenses and fees expended by Investor as of the date such misrepresentation(s) is first determined by Investor.

Please consider this proposal and Letter of Intent, and we look forward to making this project a success.

Regards,


Edward R. Ziegler
President
Ziegler-Peru, Inc.

Agreed to this 19th day of April, 2006.

/s/ G. LEIGH LYONS
_______________________________________
Radial Energy, Inc.

/s/ EDWARD R. ZIEGLER
_______________________________________
Ziegler-Peru, Inc.


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April 19, 2006
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                                                                      EXHIBIT  A



[Modified by Ziegler-Peru, Inc. from AIPN 1995 Model Form International Operating Agreement ]



                         ARTICLE V - OPERATING COMMITTEE
                         _______________________________

5.1  ESTABLISHMENT OF OPERATING COMMITTEE

          To provide for the overall supervision and direction of Joint Operations, there is established an Operating Committee composed of representatives of each Party holding a Participating Interest. Each Party shall appoint one (1) representative and one (1) alternate representative to serve on the Operating Committee. Each Party shall as soon as possible after the date of this Agreement give notice in writing to the other Parties of the name and address of its representative and alternate representative to serve on the Operating Committee. Each Party shall have the right to change its representative and alternate at any time by giving notice to such effect to the other Parties in writing.

5.2  POWERS AND DUTIES OF OPERATING COMMITTEE

          The Operating Committee shall have power and duty to authorize and supervise Joint Operations that are necessary or desirable to fulfill the Concession Agreement and properly exploit the Project in accordance with this Agreement and in a manner appropriate in the circumstances.

                 X X X X X (SECTIONS DELETED FROM THIS SUMMARY)

5.9  VOTING PROCEDURE

          All votes, except as expressly provided for elsewhere in this Agreement, will be decided by the majority of the number of Parties with Participating Interests. At the time this agreement is signed, there are three (3) Parties with Participating Interests. The number of voting interests will not be increased by any sale or division of interests in the Project, but will stay at three (3) total, with any interests created after the effective date of this Agreement having a percentage share of the original interest from which the new or acquired interest is derived, and the total of those percentage interests so subdivided will count as one total vote. All effective decisions and affirmative votes will be either unanimous or by a two vote to one vote margin. However, CCP as the Operator or a successor Operator with the same interest as CCP originally holds in the Project, or the combined divided or successor interests to the original


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     CCP  interest,  shall  have a veto  vote  that  may be  exercised  over any affirmative vote that it does not agree to as one of the three (3) total votes under this section. Once CCP or that successor interest votes in the affirmative on any vote, the veto vote may not be later exercised to negate that decision. Thus the Operator may veto a vote, but no work on the Project, other than for Minimum Work Commitments under the Concession Agreement, if any, can go forward without at least a 2/3 vote based on the original Participating Interest formula set forth in this Section 5.9.


                 X X X X X (SECTIONS DELETED FROM THIS SUMMARY)



                     ARTICLE VI - WORK PROGRAMS AND BUDGETS
                     ______________________________________

6.1        DRILLING OF OBLIGATION WELL ONE

           (A) Within sixty (60) days after the date of execution of this Agreement, Operator shall deliver to the Parties a proposed Work Program and Budget detailing the Joint Operations to be performed for the mobilization of a rig and equipment and for the drilling, testing, and evaluation of Obligation Well One. It is the goal of the Joint Operation to begin the drilling of Obligation Well One by September 1, 2006.

           (B) After obtaining the results of Obligation Well One, Operator shall as soon as possible submit to the Operating Committee and to the Parties a report containing available details concerning the results of and data from Obligation Well One and Operator's recommendation as to whether the result merits the drilling of Obligation Wells Two and Three.

           (C) Parties agree that Obligation Well One includes approval for the drilling, testing, logging, setting casing on, and a test or completion attempt for the well, with no Casing Point Election as is provided for other wells under this Agreement.

           (D) By unanimous agreement of the Parties, Obligation Well One may be abandoned at any point without finishing the drilling of, testing, evaluation, or completion of the well.

           (E) If the attempt to drill and evaluate Obligation Well One is abandoned for any reason, the Parties or remaining Party or Parties (if any Party or Parties withdraw from the Project as provided in this agreement), may propose a replacement or alternate Obligation Well One and proceed then as set forth in this agreement during and after that well as though it was the originally proposed Obligation Well One.


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           (F) Parties agreeing to do so within Five (5) Days of being presented with the Operator's recommendation as in Section 6.1(B) above will continue the Project and proceed to the drilling of Obligation Wells Two and Three.

6.2        DRILLING OF OBLIGATION WELLS TWO AND THREE

           (A) Once a vote is taken as set forth in Article V as to whether to proceed with the drilling of Obligation Wells Two and Three, and if the result is positive, the drilling, testing, and evaluation of those wells shall proceed under the direction of the Operator, with the Operator reporting on the operations and results of those wells as provided elsewhere in this Agreement.

           (B) Parties agree that approval to drill Obligation Wells Two and Three includes approval for the drilling, testing, logging, setting casing on, and a test or completion attempt for the well(s), with no Casing Point Election as is provided for other wells under this Agreement.

           (C) By unanimous  vote of the Operating  Committee as is set forth in
           Article V, any operation on Obligation Well Two or Obligation Well Three may be stopped, modified, or abandoned.

6.3        DEVELOPMENT PROGRAM AND DRILLING

           (A) If after the drilling, testing, and evaluation of Obligation Wells Two and Three the Operating Committee determines that the Project merits development, Operator within Ninety (90) Days, shall deliver to the Parties a proposed Work Program and Budget for the development of the Project. Within Ninety (90) Days of such delivery, or earlier if necessary to meet any applicable deadline under the Concession Agreement, the Operating Committee shall meet to consider, modify and then either approve or reject the development Work Program and Budget. If the development Work Program and Budget is approved by the Operating Committee, Operator shall take such steps as may be required under the Concession Agreement to secure approval of the development Work Program and Budget by the Government, if required. In the event the Government requires changes in the development Work Program and Budget, the matter shall be resubmitted to the Operating Committee for further consideration.

           (B) The Work Program and Budget agreed pursuant to this Article 6.3 shall include the Minimum Work Obligations, or at least that part of such Minimum Work Obligations required to be carried out during the Calendar Year in question under the terms of the Concession Agreement. If within the time periods prescribed in this Article 6.3 the Operating Committee is unable to agree on such a Work Program and Budget, then the proposal capable of satisfying the Minimum Work Obligations for the Calendar Year in question that receives the largest Participating Interest vote (even if less than the applicable percentage under Article 5.9) shall be deemed adopted as part of the annual Work Program and Budget. If competing proposals receive equal votes, then Operator shall choose between those competing proposals.


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           Any  portion of a Work  Program and Budget  adopted  pursuant to this
           Article 6.3(B) instead of Article 5.9 shall include only such operations for the Joint Account as are necessary to maintain the Concession Agreement in full force and effect, including such operations as are necessary to fulfill the Minimum Work Obligations, if any, required for the given Calendar Year.

           (C) The Operator will submit to the Parties a proposed Work Program and Budget by October 31 of each Calendar Year for the following year, and the Parties will vote on and approve the presented Work Program and Budget or an agreed or compromise program.

           (D) Any approved Work Program and Budget may be revised by the Operating Committee from time to time. To the extent such revisions are approved by the Operating Committee, the Work Program and Budget shall be amended accordingly. The Operator shall prepare and submit a corresponding work program and budget amendment to the Government if required by the terms of the Concession Agreement. (E) During the development Work Program, any Party or Participating Interest may go "non-consent" for an operation under the following terms:


                 X X X X X (SECTIONS DELETED FROM THIS SUMMARY)

                          [ End of Draft Text Example ]